Exhibit 23.  Consent of Independent Accountants
We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 and Form S-3 (No. 33-34855) of the Flowers Industries, Inc. 1982 Incentive Stock Option Plan and the Flowers Industries, Inc. 1989 Executive Stock Incentive Plan and in the Registration Statement on Form S-8 (No. 33-91198) of the Flowers Industries, Inc. 401(k) Retirement Savings Plan of our report dated July 31, 1996 in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule in this Form 10-K.




/s/ Price Waterhouse LLP
Atlanta, Georgia
August 14, 1996

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